FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Insured
Municipal Income Investment Trust (BAF), BlackRock
Municipal Bond Trust (BBK), BlackRock Investment
Quality Municipal Trust (BKN), BlackRock Municipal
Insured Fund (BR-INSRD), BlackRock Ohio Municipal Bond
Portfolio (BR-OH), BlackRock Insured Municipal Income
Trust (BYM), BlackRock MuniEnhanced Fund, Inc. (MEN),
BlackRock MuniHoldings Insured Investment Fund (MFL),
MuniYield Insured Investment Fund (MFT), BlackRock
MuniYield Quality Fund II, Inc. (MQT), BlackRock
MuniYield Quality Fund, Inc. (MQY), BlackRock
MuniYield Insured Fund, Inc. (MYI)

2.	Issuer:    State of Ohio (Hospital Facilities Revenue
Bonds, Summa Health 	System 2010 Project)

3.	Date of Purchase:  04/29/10

4.	Underwriter from whom purchased:  J.P. Morgan
Securities Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate:  J.P. Morgan
Securities Inc., PNC Capital Markets LLC

6. 	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate
number of shares purchased (out of total number of
shares offered: (BAF) $1,625,000 out of $183,645,000;
(BBK) $1,600,000 out of $183,645,000; (BKN) $2,400,000
out of $183,645,000; (BR-INSRD) $2,175,000 out of
$183,645,000; (BR-OH) $1,000,000 out of $183,645,000;
(BYM) $1,375,000 out of $183,645,000; (MEN) $1,250,000
out of $183,645,000; (MFL) $7,725,000 out of
$183,645,000; (MFT) $1,650,000 out of $183,645,000;
(MQT) $1,100,000 out of $183,645,000; (MQY) $1,700,000
out of $183,645,000; (MYI) $3,400,000 out of
$183,645,000

7. 	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $27,000,000 out of
$183,645,000

8. 	Purchase price (net of fees and expenses):  $97.476

9. 	Date offering commenced (if different from Date of Purchase):

10.	Offering price at end of first day on which any sales were made:

11. 	HAVE THE FOLLOWING CONDITIONS BEEN SATISFIED:            YES   NO

a.	The securities are part of an issue registered under
     the Securities Act of 1933, as amended, which
     is being offered to the public, or are Eligible
     Municipal Securities, or are securities sold in an
     Eligible Foreign Offering or are securities sold in an
     Eligible Rule 144A Offering or part of an issue of
     government securities.                                        YES

b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.                            YES

c.	The underwriting was a firm commitment
		underwriting.                                          YES

d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.             YES

e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).             YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?                                               YES



Approved by: ___Janine Bianchino____    Date:   05/20/10